UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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EAST FORK BIODIESEL, LLC 2108 140th Avenue P.O. Box 21 Algona, IA 50511 Telephone: (515) 395-8888

NOTICE OF ANNUAL MEETING OF MEMBERS

TO BE HELD AUGUST 26, 2008

July 29, 2008

Dear Members:

We look forward to your participation either in person or by proxy at the 2008 Annual Meeting of Members of East Fork Biodiesel, LLC, an Iowa limited liability company. We will hold the meeting at our plant, 2108 140th Avenue, Algona, IA 50511, on Tuesday, August 26, 2008, at 10:00 a.m. Central Time.

At this year’s annual meeting, the agenda includes the following:

	Agenda Items	Board Recommendation

(1)	Election of Directors	[FOR]

(2)	Amendment of East Fork’s Operating Agreement to allow the Board of Directors to increase or decrease the number of Directors	[FOR]

(3)	Amendment of East Fork’s Operating Agreement to remove the requirement of unanimous membership approval to file for bankruptcy relief	[FOR]

(4)	Approve an increase in East Fork’s authorized membership units	[FOR]

(5)	Approve the issuance of authorized, membership units, without a minimum purchase price per unit	[FOR]

(6)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof	[FOR]

Please refer to the enclosed 2008 Proxy Statement items for detailed information on each of the proposals and the annual meeting.

If you have questions regarding the information in the proxy statement or completion of the enclosed proxy card, or if you need directions to attend the meeting, please contact Darci Propst at (515) 395-8888 or at Darci.Propst@eastforkbiodiesel.com.

All members are cordially invited to attend the 2008 Annual Meeting in person. However, it is important that your units be represented whether or not you plan to attend to assure the presence of a quorum. The board of directors requests that you promptly vote by marking, signing and dating the enclosed proxy card. You can return your proxy card to us: (a) in the envelope provided or (b) via facsimile at (515) 395-8891. For your proxy card to be valid, it must be received by us no later than 9:00 a.m. Central Time on August 26, 2008. If you attend the meeting and your units are registered in your name, you may withdraw your proxy card at that time and vote your units in person.

Sincerely yours,

Kenneth M. Clark
Chairman of the Board and President

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EAST FORK BIODIESEL, LLC

PROXY STATEMENT

Our Board of Directors solicits your proxy for the 2008 Annual Meeting of Members and any postponement or adjournment of the meeting, for the purposes set forth in “Notice of Annual Meeting of Members.” We will hold the meeting at our plant, 2108 140th Avenue, Algona, IA 50511, on Tuesday, August 26, 2008, at 10:00 a.m. Central Time. Our principal executive offices are located at 2108 140th Avenue, P.O. Box 21, Algona, IA 50511.

References to 2007, 2008 and the like relate to the fiscal year ended in September.

Record Date	July 21, 2008

Quorum
At least 30% of the issued and outstanding membership units must be present in person or by proxy. Your units will be included in the determination of whether a quorum is present even if you do not mark any choices on the proxy card.

Units Outstanding	49,159 membership units issued and outstanding as of June 30, 2008

Voting by Proxy	Mail or facsimile (facsimile number: (515) 395-8891)

Voting in Person
Registered holders can vote in person. Beneficial owners must obtain a proxy from their brokerage firm, bank or other holder of record and present it to the inspector of elections with their ballot. Voting in person will replace any previous votes submitted by proxy.

Polls Close	9:00 a.m. Central Time on August 26, 2008

Changing Your Vote
Registered holders may revoke their proxy at any time before polls close by submitting a later-dated vote in person at the annual meeting, or before the meeting via facsimile or mail. If your units are held for you by a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Votes Required to Adopt Proposals
Each membership unit outstanding on the record date is entitled to one vote on each of the nine director nominees and one vote on each of the five proposals listed in our Notice of Annual Meeting of Members. Election of our director nominees and adoption of the other five proposals will each require the affirmative vote of a majority of the membership units represented at the annual meeting in person or by proxy, a quorum being present.

Effect of Abstentions
For election of our director nominees and adoption of the other five proposals listed in our Notice of Annual Meeting of Members, units voted “abstain” effectively count as votes AGAINST the director nominee and AGAINST adoption of the other five proposals.

Voting Instructions
If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the annual meeting.

Voting Results	We will report final results at www.eastforkbiodiesel.com and in our Annual Report on Form 10-KSB.
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PROPOSAL 1 - ELECTION OF DIRECTORS

Twelve initial directors, all of whom were appointed by the initial members, comprise our current Board of Directors. The initial term for these directors ends with the first annual meeting of the members following the date on which substantial operation of our facilities commenced. We started production in December 2007 to verify the production capabilities of our new plant and produced test-phase inventory, and then idled the plant due to then – existent and continuing adverse market conditions. Thus, the initial terms of the twelve directors will terminate at the August 26, 2008 Annual Meeting.

In accordance with the current Operating Agreement of East Fork Biodiesel, LLC, effective January 26, 2006 (as amended by the members on May 4, 2006) (Operating Agreement), our Board has passed a resolution dividing the board seats into three (3) classes which will serve staggered terms as follows:

•	three directors are to be elected to hold office for a one-year term expiring at the Annual Meeting in 2009;

•	three directors are to be elected to hold office for a two-year term expiring at the Annual Meeting in 2010; and

•	three directors are to be elected to hold office for a three-year term expiring at the Annual Meeting in 2011.

Our current Operating Agreement can be found at www.eastforkbiodiesel.com by clicking on “Governance.” All of the nominees are incumbent directors. All nominees have indicated their willingness to serve as directors if elected.

If you submit proxy voting instructions but do not direct how to vote on the election of the nominees, the persons named as proxies intend to vote for each nominee. If, as a result of circumstances not now known, any of the nominees will be unable to serve as a director, proxies will be voted for the election of such other person as the Board of Directors may select. Information about the nominees, including business experience for at least the last five years, is set forth below.

Nominees for Election as Directors with Terms Expiring in 2009, 2010 and 2011

Each of the following individuals presently serves on our Board of Directors, is a nominee of the Nominating Committee of our Board and is nominated by the Board of Directors for election as a director at the annual meeting for the term indicated below: Michael L. Kohlhaas, Jack W. Limbaugh, Jr., Daniel Muller, Michael L. Duffy, Allen A. Kramer, Dean Ulrich, Kenneth M. Clark, James A. Meyer and Lennon Brandt. Each of their present terms will expire on August 26, 2008. Dale Mechler, Akshay Mahadevia and Larry Sterk, three of our current directors, will retire from the Board on August 26, 2008.

Nominees for Election as Group 1 Directors with Terms Expiring in 2009

Michael L. Kohlhaas, Age 54, Secretary and Director since 2006
Mr. Kohlhaus is and has been the owner and operator of the Mike Kohlhaus Farm since 1973. He has been a director since January 26, 2006. He is a member of our Executive Committee.

Jack W. Limbaugh, Jr., Age 50, Director since 2006
During the past five years, Mr. Limbaugh has been the owner and operator of Jack’s O.K. Tire Service in Algona, Iowa. He has been one of our directors since January 26, 2006. He is also a director of Farmer’s State Bank of Algona, Iowa. He is a member of our Compensation Committee.

Daniel Muller, Age 48, Director since 2006
Mr. Muller has been a self-employed farmer for 20 years. He has been a director since January 26, 2006. He is a member of our Compensation Committee and Hedging Committee.
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Nominees for Election as Group 2 Directors with Terms Expiring in 2010

Michael L. Duffy, Age 58, Director since 2006, Vice President
During the past five years, Mr. Duffy has been Chief Executive Officer of Per Mar Security and Research Corp., a midwest security services company based in Davenport, Iowa. Per Mar has 1,900 employees and serves 41,000 customers. Mr. Duffy has served as a director since January 26, 2006. He is a member of our Executive Committee.

Allen A. Kramer, Age 50, Director since 2006
During the past five years, Mr. Kramer has been a self-employed farmer, farming 400 acres in Kossuth County, Iowa, and operated a feeder pig finishing operation. Also, he received his real estate license in May 2006, and since May 2006 he has worked as a real estate agent for Farm & Home Services in Algona, Iowa. Mr. Kramer has been a director since January 26, 2006. He is a member of our Nominating Committee.

Dean Ulrich, Age 47, Director since 2006

Beginning in 2005, Mr. Ulrich investigated the acquisition of various businesses, culminating in his purchase of Pixler Electric, a Spencer, Iowa electric contractor in September 2007. He is President of Pixler Electric. From November 1987 until December 2004, Mr. Ulrich was Vice President of Ventura Coastal Corp., a food manufacturer, in Ventura, California, responsible for all of its agricultural production, maintenance, personnel, quality control, warehousing, traffic and drawback departments. He has served as a director since January 26, 2006.  He is Chairman of our Compensation Committee and a member of our Hedging Committee.

Nominees for Election as Group 3 Directors with Terms Expiring in 2011

Lennon Brandt, Age 51, Director since 2006
During the past five years, Mr. Brandt has been a self-employed farmer and President and Treasurer of Lennon Brandt Enterprises, Inc., a farming corporation. Mr. Brandt has served as a director since January 26, 2006. He is a member of our Nominating Committee.

Kenneth M. Clark, Age 64, Director since 2006, Chairman and President

During the past five years, Mr. Clark has owned Clark Farms, Algona, Iowa, and made all management decisions for its grain farming operations in Kossuth County, Iowa, Wayne County, Iowa, Poweshiek County, Iowa, and LaRue County, Kentucky; he has owned KMC Consultants, Ltd., Algona, Iowa, which advises farmers and assists start-up businesses and operations; and has been licensed in Iowa as a real estate agent for farms and farmland. Mr. Clark has served as a director since January 26, 2006. He is Chairman of our Executive Committee and a member of our Hedging Committee and our interim General Manager.

James A. Meyer, Age 72, Director since 2006
Mr. Meyer is and has been owner and operator of the Meyer Farm since March, 1966. Mr. Meyer has served as a director since January 26, 2006. He is Chairman of our Nominating Committee.

Vote Necessary to Approve Each Nominee

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of each nominee listed in Proposal 1. Units present at the meeting and voting “abstain” effectively count as votes against the nominee.

The Board of Directors recommends a vote FOR Proposal 1 for the election of each of the nominees listed above.

CORPORATE GOVERNANCE

East Fork’s Board of Directors met 12 times in 2007.  Our Board of Directors has five committees: Executive Committee, Audit Committee, Compensation Committee, Hedging Committee and Nominating Committee. Our Executive Committee met one time in 2007. No other committees of the Board of Directors met in 2007.

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Our Board of Directors  is composed of at least a majority of  independent  directors,  other than Messrs. Clark, Duffy,  Kohlhaas and Mechler in their respective  capacities as non-employee officers of East Fork, as required by our  Operating  Agreement,  for which they receive no  compensation  or benefits.  See also “Certain Relationships and Related Transactions” below.  Our current Operating Agreement can be found at www.eastforkbiodiesel.com by clicking on “Governance.”

No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served in 2007, except James E. Black. All directors are expected to attend each meeting of East Fork’s Board of Directors and the committees on which they serve and are also expected to attend our annual meetings of members.

East Fork maintains a corporate governance page on its website, which includes East Fork’s current Operating Agreement, Code of Ethics and charter for the Nominating Committee of the Board of Directors. The corporate governance page can be found at www.eastforkbiodiesel.com by clicking on “Governance.” The documents noted above will also be provided without charge to any member who requests them by making a written request to East Fork, at the address shown on the cover of this Proxy Statement. Any changes to these documents, and any waivers granted by East Fork with respect to its Code of Ethics, will be posted on East Fork’s website.

East Fork also posts on its website its 2007 Annual Report to Members, as filed with the SEC. The Annual Report to Members can be found at www.eastforkbiodiesel.com by clicking on “SEC Compliance.” East Fork has furnished a printed copy of the 2007 Annual Report to Members to each person whose proxy is solicited and to each person representing that, as of the record date of the Annual Meeting, he or she was a beneficial owner of units entitled to be voted at the meeting.

Audit Committee

For 2007,  East Fork was not a  reporting  company.  East Fork became a  reporting  company in  March 2008 with the  effectiveness  of its Form 10 Registration Statement.  Our Board acted as the Audit Committee during 2007. The Board did not meet solely to discuss  audit-related  issues in 2007,  however,  audit issues were  addressed as necessary  at regular  Board  meetings.  Our Audit  Committee  was  created by the Board in October  2007, after our 2007 fiscal year, and first met in January 2008. An Audit Committee Charter is being prepared.

Our Board appointed Larry Sterk, Akshay Mahadevia and Michael L. Duffy members of our Audit Committee, which was chaired by Mr. Duffy and has met three times in 2008.  The Audit Committee is exempt from the independence listing standards because East Fork's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association. Nevertheless, a majority of our Board, acting as the Audit Committee in 2007, was independent within the definition of independence provided by NASDAQ Rules 4200 and 4350.  We note that Mr. Duffy serves as a non-employee Vice-President of East Fork, as required by our Operating Agreement, for which he receives no compensation or benefits, and as an executive officer of East Fork, is not independent under applicable law and NASDAQ Rules.  Our current Operating Agreement can be found at www.eastforkbiodiesel.com by clicking on “Governance.”  In order to restore the  independence of the Audit  Committee, effective  July 23, 2008,  Mr. Duffy resigned as a member and Chairman of the Audit  Committee.  The Board  expects to fill these  positions  on or before  August 26, 2008.  With the retirement of Messrs.  Sterk and Mahadevia as of August 26, 2008, at the  conclusion of the Annual Meeting, the Board of Directors will fill these two vacancies on the Audit Committee.

All of the Board members attended at least 75% of the Board meetings held during the fiscal year ending September 30, 2007, except James E. Black.

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Compensation Committee

As noted,  for 2007,  since East Fork was not a reporting  company,  our Board  acted as the  Compensation Committee.  The  Board did not meet  solely  to  discuss  compensation-related  issues  in 2007,  however, compensation  issues were addressed as necessary at regular Board  meetings.  Our  Compensation  Committee was created by the Board in October 2007,  after our 2007 fiscal year, and has not met in 2008.  East Fork has no employee  officers.  Also,  under our  Management  and  Operational  Services  Agreement  with Renewable  Energy Group,  we pay Renewable  Energy Group for providing us with our general manager and our operations  manager at our plant,  who are employees of Renewable  Energy Group. A Compensation  Committee Charter is being developed.

The Board appointed Jack W. Limbaugh,  Jr.,  Daniel J. Muller and Dean Ulrich members of our  Compensation Committee, which is chaired by Mr. Ulrich.

The Compensation Committee has direct responsibility with respect to the compensation of our employees and executive officers and oversees the compensation of our other executive officers. The Compensation Committee has the overall responsibility for approving and evaluating our director and executive compensation plans, policies and programs.

Nominating Committee

As noted, for 2007, East Fork was not a reporting  company.  Our Board acted as the Nominating  Committee during 2007.  However,  because 2008 is the first year director  elections have been held since inception, minimal  nominating  matters  were  discussed  by the Board in 2007.  Based upon the size of East Fork and the  Board's  familiarity  with East Fork  since  inception,  the Board also  determined  that each of the directors  is  qualified  to  suggest  nominees  for  consideration  to  the  Nominating  Committee.   Our Nominating  Committee was created by the Board in October 2007,  after our 2007 fiscal year, and first met in June 2008. A Nominating Committee Charter has been approved by the Board.

The Board appointed  Allen A.  Kramer,  Lennon  Brandt  and James A.  Meyer  members  of our  Nominating Committee,  which is chaired by Mr.  Meyer.  The  Nominating  Committee's  functions  are to consider  and recommend to the Board all nominees for possible  election and re-election to the Board of Directors,  and to consider all matters  relating to the size,  composition  and  governance  of the Board and the general subject matter,  size and  composition of Board  committees.  The Nominating  Committee is exempt from the independence  listing  standards  because East Fork's  securities are not listed on a national  securities exchange or listed in an automated  inter-dealer  quotation system of a national  securities  association. Each member of our Nominating  Committee is independent within the definition of independence  provided by NASDAQ Rules 4200 and 4350.

The  Nominating  Committee  regularly  reviews  the  composition  of the Board of  Directors,  anticipated openings and whether the addition of directors  with  particular  experiences,  skills or  characteristics would make the Board of Directors  more  effective.  The  Nominating  Committee  has not  established  any specific  minimum  criteria  or  qualifications  that a  nominee  must  possess.  Rather,  the  Nominating Committee seeks directors who possess  integrity and other character traits,  broad experience,  expertise in their field,  capacity to understand  East Fork’s  business,  a willingness to devote  adequate time to duties of the Board of Directors and the ability to make independent  judgments.  The Nominating Committee also  considers if a potential  nominee will  otherwise  qualify for  membership on the Board of Directors and if the  potential  nominee  will  satisfy  independence  requirements  of the  NASDAQ  and the  SEC.  In determining whether to recommend a director for re-election,  the Nominating  Committee also considers the director's past attendance at meetings and participation in and contributions to the Board of Directors.

Consideration  of a  nominee  for  the  Board  of  Directors  typically  involves  a  series  of  internal discussions,  review of a nominee’s  background and experience and interviews of the nominee.  In general, nominees are  suggested  by members of the Board of  Directors.  The  Nominating  Committee  then meets to consider and approve the final  nominees,  and either makes its  recommendation  to the Board of Directors to fill a vacancy,  add an  additional  member or  recommend a slate of nominees to the Board of Directors for nomination  and election to the Board of Directors.  Director  nominees  recommended by the Nominating Committee  for  election  at an annual  meeting of members  are  subject to  approval by the full Board of Directors.

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The Nominating Committee will consider nominees recommended by the members. The Nominating Committee evaluates nominees proposed by members using the same criteria as other nominees. A written nomination should be mailed or delivered to James A. Meyer, Chairman, Nominating Committee, in care of East Fork, at the address shown on the cover of this Proxy Statement. The nomination should include the member’s name, address and the number of units of East Fork’s membership units owned. It should also include the name, age, business and residence addresses of the individual being nominated, the nominee’s principal occupation or employment and the number of units of East Fork’s membership units, if any, owned by the nominee, together with a statement indicating the nominee’s willingness to serve, if elected. To assist in the evaluation of nominees recommended by the members, the Nominating Committee may require the nominee to provide any additional information about the nominee as the Nominating Committee may determine appropriate or desirable, including information required to be disclosed in East Fork’s proxy statement under Regulation 14A of the Securities Exchange Act of 1934, as amended (Exchange Act). To be considered by the Nominating Committee for the slate recommended in the proxy statement for the 2009 Annual Meeting, members must submit the required information to Mr. Meyer not before December 1, 2008 and not after January 15, 2009.

Interested parties may communicate with the Board of Directors, the non-management directors as a group, or the lead director by writing to Kenneth M. Clark, our Chairman of the Board, in care of East Fork, at the address shown on the cover of this Proxy Statement.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Beginning in March 2007, non-employee directors received $400 for each Board of Directors meeting attended, in person or telephonically, and $40 per hour for meetings of any committee of the Board of Directors.  No director received committee meeting fees in 2007.  Our Board of Directors met 12 times in 2007, but meeting fees for those in attendance were paid for only six of those meetings.  Also, we reimburse our directors for their mileage at the standard IRS rate and expenses related to their service as our directors.

The following table summarizes 2007 non-employee director compensation:

Name	Fees Earned or Paid in Cash	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total

(1)		(2)
Lennon Brandt	$2,400	$0	$0		$2,400
James E. Black(3)	0	0	0		0
Michael L. Duffy	2,000	0	0		2,000
Michael Kohlhaas	2,400	0	9,380	(4)	11,780
Allen A. Kramer	2,400	0	11,500	(5)	13,900
Jack W. Limbaugh, Jr.	2,000	0	0		2,000
Akshay Mahadevia	1,200	0	0		1,200
Jim Meyer	2,400	0	350	(6)	2,750
Dan Muller	2,000	0	19,070	(7)	21,070
Larry Sterk	2,400	0	0		2,400
Dean Ulrich	2,400	0	2,250	(8)	4,650

(1)	Includes all non-employee directors who served in 2007, except for Mr. Clark and Mr. Mechler, whose compensation appears in the “Summary Compensation Table” hereinabove.

(2)
No cash compensation for participating directors received during 2007 was deferred under the East Fork Biodiesel, LLC NonQualified Deferred Compensation Plan, a supplemental deferred compensation plan for the benefit of all members of our Board of Directors.

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(3)	Mr. Black resigned as a director on October 15, 2007 because of other prior commitments.

(4)	Reflects $8,500 for management and administrative functions and $880 for director consulting work at $40 per hour.

(5)	Reflects $11,500 for providing management and oversight functions during our start-up of operations.

(6)	Reflects $350 for director consulting work at $40 per hour.

(7)
Reflects $17,500 for providing management and oversight functions during our start-up of operations; $250 for director consulting work at $40 per hour; and $1,320 in compensation under our agreement with him.

(8)	Reflects $2,000 for providing waste water management oversight and $250 for director consulting work at $40 per hour.

2008 Compensation

On November 19, 2007, the Board of Directors decided to defer payment to our directors of fees for Board and committee meetings for the period September 1, 2007 through December 31, 2008 in light of our current financial situation. If East Fork’s financial situation improves, the directors will be paid for all fees properly earned during this period. For 2008 through June 30, 2008, no director received compensation except, Kenneth M. Clark has earned $18,000 in cash compensation. This compensation is paid in accordance with Mr. Clark’s unwritten agreement with East Fork under which the Board authorized payment, on a month-to-month basis, to KMC Consultants for management and coordination services performed by Mr. Clark, including, if necessary, services as a full-time interim general manager at the rate of $3,000 per month.

Director Deferred Compensation Plan

In September 2007, East Fork’s Board adopted the East Fork Biodiesel, LLC NonQualified Deferred Compensation Plan (the “Director Plan”). East Fork’s Director Plan is a supplemental deferred compensation plan for the benefit of all members of the Board of Directors. Under our Director Plan, participants are permitted to make elective deferrals of all or any portion of their compensation and East Fork may, but is not required to, make discretionary contributions to each participant’s account. All participant deferral and our contributions are credited to individual participant accounts as a bookkeeping entry on the records of East Fork. The participants are further credited with interest earnings on their individual accounts equal to 1% below the national prime rate as reported from time to time in The Wall Street Journal. The participants are 100% immediately vested in their deferral and our contribution accounts.

Benefits under the Director Plan are to be paid upon:

•	separation from service from East Fork;

•	death;

•	disability; or

•	change in control of East Fork due to a change in our ownership, in our effective control or in the ownership of a substantial portion of our assets.

All payments are to be made within 30 days of the occurrence of a designated payment event. Payment is to be made in cash, as elected by the participant, in lump sum or in quarterly installments for a period not to exceed 10 years.

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EQUITY COMPENSATION PLAN INFORMATION Information as of September 30, 2007 with respect to equity compensation plans is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders	0	$0.00	0

Equity compensation plans not approved by security holders	50(1)(2)	$1,000.00	0(1)(2)

(1)
In connection with an individual compensation arrangement, on October 16, 2006 the Board of Directors issued 50 units valued at $1,000 per unit to Ag Visions in payment in lieu of cash payment of $50,000 for consulting services we received from Ag Visions. In March 2006, we entered into a consulting agreement with Ag Visions to serve as our Project Consultant. The fee for the service was $3,200 per month, plus bonuses for reaching certain milestones relative to the signing of the consulting agreement, completion of our business plan, obtaining our loan commitment, achieving our loan closing and the starting of our equity drive. For fiscal year 2006, we incurred consulting charges of $132,258, which includes $50,000 of services exchanged for 50 units issued to Ag Visions, and for 2007, $92,801 in consulting costs. Our Board determined the $1,000 per unit price was consistent with our June 22, 2006 Iowa registered offering of membership units (amended September 7, 2006) at a sale price of $1,000 per unit.

(2)
For 2008, on April 29, 2008, in connection with an individual compensation arrangement, our Board of Directors authorized the issuance of 2,000 units valued at $1,000 per unit to REG Ventures, LLC in lieu of cash payment of $2,000,000 for construction services East Fork received from REG Construction Services under our Design-Build Agreement dated October 10, 2007. The Board of Directors determined the $1,000 per unit price was consistent with our June 22, 2006 Iowa registered offering of membership units (amended September 7, 2006) at a sale price of $1,000 per unit. We are party to a Management and Operational Services Agreement with Renewable Energy Group, LLC (Renewable Energy Group). This Management Agreement covers our start-up management and operational services. Renewable Energy Group provides for the overall management of our plant, provides us with our general manager and our operations manager at our plant, acquires feedstock and basic chemicals necessary for the operation of our plant and performs the administrative, sales and marketing functions for our plant. Renewable Energy Group and REG Ventures, LLC are affiliates.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of June 30, 2008, we know of no person (including any group) who owns beneficially more than 5% of our membership units.

The following table sets forth our membership units beneficially owned as of June 30, 2008 by each of our directors and our named executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group:

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Membership Units	Kenneth M. Clark c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	330 units(1)	0.70%

Membership Units	Michael Duffy c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	405 units(1)	0.86%

Membership Units	Michael Kohlhaas c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	30 units	0.06%

Membership Units	Dale Mechler c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	300 units(2)	0.64%

Membership Units	Lennon Brandt c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	280 units(3)	0.59%

Membership Units	Allen A. Kramer c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	45 units(4)	0.10%

Membership Units	Jack W. Limbaugh, Jr. c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	60 units(5)	0.13%

Membership Units	Akshay Mahadevia c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	175 units(1)	0.37%

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Membership Units	Jim Meyer c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	110 units (1)(6)	0.23%

Membership Units	Dan Muller c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	300 units(1) (7)	0.64%

Membership Units	Larry Sterk c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	15 units	0.03%

Membership Units	Dean Ulrich c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	155 units(8)	0.33%

All directors and executive officers as a group :		2,205 units	4.68%

(1)
The following directors disclaim beneficial ownership of the following units included above: Mr. Clark – 110 units held by his spouse; Mr. Duffy – 210 units held by Shamrock Properties, LLC of which Mr. Duffy’s seven children are the members and his daughter, Brianna L. Duffy, is the sole manager of Shamrock and charged with management of the business, including voting of and investment authority over the units; 100 units held by his spouse as trustee of a family trust and 95 units held by Holy Cow L.L.C., of which Mr. Duffy is an officer and equally shares voting and investment power; Dr. Mahadevia – 95 units held by Holy Cow L.L.C., of which Dr. Mahadevia is an officer and equally shares voting and investment power; Mr. Meyer – 20 units held by his spouse; and Mr. Muller – 150 units held by his spouse.

(2)
Includes 100 units held in joint tenancy with his spouse with respect to which Mr. Mechler has sole voting and investment power with his spouse and 10 units held by Highview Research, of which Mr. Mechler is Treasurer and shares with his brothers, Dean Mechler and Kent Mechler, and his mother, Eunice Mechler, voting and investment power with respect to such units.

(3)	Includes 250 units held by Lennon Brandt Enterprises, of which Mr. Brandt is the majority owner and has sole voting and investment power, and 30 units held by his spouse.

(4)	Includes 30 units held in joint tenancy with his spouse with respect to which Mr. Kramer has sole voting and investment power.

(5)
Includes 35 units held in joint tenancy with his spouse with respect to which Mr. Limbaugh has sole voting and investment power. Reflects the issuance of the following units in exchange for the cash price per unit indicated: 15 units at $333.33; 20 units at $500; 25 units at $1,000.

(6)	Reflects 110 units pledged to United Bank of Iowa.

(7)	Includes 150 units held in joint tenancy with his spouse with respect to which Mr. Muller has sole voting and investment power.

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(8)	Held in a family trust, of which Mr. Ulrich has sole voting and investment power.

EXECUTIVE COMPENSATION

Compensation Overview

On January 26, 2006, the Board of Directors elected Kenneth M. Clark to serve as our President (and principal executive officer), Michael L. Duffy to serve as our Vice President, Michael L. Kohlhaas to serve as our Secretary and Dale Mechler to serve as our Treasurer (and principal financial officer). With the retirement of Mr. Mechler at the August 26, 2008 Annual Meeting of the Board of Directors, a new Treasurer (and principal financial officer) will be elected by the Board. We compensated Messrs. Duffy and Kohlhaas for their services as indicated in the “Non-Employee Director Compensation” table above.

Securities and Exchange Commission regulations require us to include in our Summary Compensation Table:

•	our principal executive officer or person acting in a similar capacity and principal financial officer or person acting in a similar capacity; and

•	our two most highly compensated officers who were serving as executive officers at the end of 2007, if such officers total compensation, as adjusted, exceeds $100,000.

East Fork’s principal executive officer is our President and Chairman, Kenneth M. Clark, a non-employee consultant and one of East Fork’s directors. We have no written agreement with Mr. Clark, as his service as our President is on a month-to-month basis. On February 19, 2007, the Board of Directors authorized payment to Mr. Clark of a cash bonus of $66,000 for general management, administrative, oversight and other related services to us for the period from October 1, 2005 to February 28, 2007. At such meeting, the Board of Directors also authorized payment, on a month-to-month basis, to KMC Consultants for management and coordination services performed by Mr. Clark, including, if necessary, services as an interim general manager (or anyone else designated by the Board of Directors to perform some or all of these services):

•	at the rate of $3,000 per month for full-time service; or

•	at a prorated hourly rate of approximately $18 per hour for part-time service,

until we hire a general manager. Mr. Clark received a total of $6,228 at the prorated hourly rate for service as our part-time general manager from March 1, 2007 to July 31, 2007. East Fork pays his compensation to his consulting company, KMC Consultants LTD.

Our principal financial officer is our Treasurer, Dale Mechler, a non-employee director. On February 19, 2007, our Board of Directors authorized payment to Mr. Mechler of a cash bonus of $2,000 for management and administrative services provided to us in 2007. In 2007, we had no other executive officers whose total compensation, as adjusted, exceeded $100,000. Mr. Clark and Mr. Mechler are our only named executive officers, or NEOs, whose compensation is required to be included in our Summary Compensation Table.

Under our Management and Operational Services Agreement with Renewable Energy Group, we pay Renewable Energy Group for providing us with our general manager and our operations manager at our plant, who are employees of Renewable Energy Group.

The following table summarizes the 2007 compensation of our NEOs:

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Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation		All Other Compensation	Total

					(3)
Kenneth M. Clark President	2007	$0	$72,228	(1)	$2,400	$74,628

Dale Mechler Treasurer	2007	$0	$2,000	(2)	$1,600	$3,600

(1)
Includes cash bonus to Mr. Clark paid to his firm, KMC Consultants LTD., determined by the Board of Directors for management and administrative services (including pre-incorporation services) for the period October 1, 2005 – February 28, 2007 and $6,228 for servicing as our general manager from March 1, 2007 – July 31, 2007.

(2)	Reflects a cash bonus to Mr. Mechler for management and administrative services provided to us in 2007.

(3)	Reflects Board of Directors meeting fees of $400 per meeting.

2008 Compensation

For 2008 through June 30, 2008, no executive officer received compensation, except Kenneth M. Clark has earned $18,000 in cash compensation. This compensation is paid in accordance with Mr. Clark’s unwritten agreement with East Fork under which the Board authorized payment, on a month-to-month basis, to KMC Consultants for management and coordination services performed by Mr. Clark, including, if necessary, services as a full-time interim general manager at the rate of $3,000 per month.

Outstanding Equity Awards at Fiscal Year-end

For 2007, we have no outstanding equity awards for our NEOs.

Unit Appreciation Plan

In September 2007, our Board of Directors adopted the East Fork Biodiesel, LLC 2007 Unit Appreciation Plan (the “Unit Plan”). The Unit Plan allows our Board, through a designated administrative committee of our Board (the “Administrative Committee”), to award incentive compensation opportunities, namely our unit appreciation rights (“Rights”), to members of our Board and key employees. The Rights consist of the right of designated participants to receive cash, at certain designated times following an award, equal to the excess of the fair market value of the Rights on the date of the Award over the fair market value of the Rights on the date of valuation or sale. All Rights awarded under our Unit Plan are subject to a 4-year vesting schedule, except that all Rights are immediately 100% vested upon a participant’s:

(a)	death;

(b)	disability;

(c)	change in control of East Fork due to change in ownership, change in effective control of East Fork or change in ownership of a substantial portion of the assets of East Fork; or

(d)	retirement of a participant following 5 years of service and attainment of age 65.

Rights are immediately forfeited, whether vested or unvested, upon the conviction of a felony relating to a participant’s employment with us and are forfeited to the extent a Right is unvested upon termination of employment for cause.

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Benefits from the Rights granted under our Unit Plan are to be distributed following the termination date of the Participant in five equal annual installments; provided, however, if a participant elects, the payment can be made in a single lump sum or in equal installments over 5, 10, 15 or 20 years.

If a participant elects to change his payment election, the change must be (a) in writing and filed with the Administrative Committee at least 12 months prior to the date payment will be made to the participant and (b) the payments must be deferred at least five years.

A participant’s account will be immediately distributed in a single lump sum upon the participant’s death, disability, termination for cause or change in control of East Fork. Benefits under our Unit Plan are tied directly to the fair market value of the Rights on the date of the award and the date of payment. Therefore, the level of benefit is contingent on our membership units increasing in value.

For 2007, the Board of Directors awarded only one award of 5 units to Darci Propst, our account manager.

Benefits

Our NEOs do not receive any health or other insurance, retirement benefits (other than under East Fork’s Director Plan) or any perquisites.

PROPOSAL 2 – AMENDMENT OF EAST FORK’S OPERATING AGREEMENT
TO ALLOW THE BOARD OF DIRECTORS TO
INCREASE OR DECREASE THE NUMBER OF DIRECTORS

Our Board, in its continuing review of corporate governance matters, has concluded that it is in the best interests of East Fork to amend our Operating Agreement to allow the board of directors to increase or decrease the number of directors and to request member approval of that amendment.

Our Board is presently composed of 12 directors. Our Board has approved the recommendation of our Nominating Committee to reduce the Board’s number from 12 to 9 directors to more efficiently manage our business. This change is effective upon the conclusion of the 2008 Annual Meeting. This reduction in the number of our directors is within the authority of the Board under Section 5.2 of our current Operating Agreement, which provides that in the absence of member action, the Board may fix the number of directors at an odd number of not less than 3 or more than 13 directors. Our current Operating Agreement can be found at www.eastforkbiodiesel.com by clicking on “Governance.”

Purpose and Effects of the Proposed Amendment

The effect of the proposed amendment would be to give the Board of Directors the authority to increase or decrease the number of directors serving on the Board, at their sole discretion, without approval of the members. The Board believes that requiring a meeting of the members to change the number of directors restricts the Board’s ability to manage the business of East Fork most efficiently, especially as East Fork’s needs change. However, the proposed amendment would maintain the minimum number of directors at three, while eliminating the maximum number of directors. The minimum will be maintained in order to preserve the classified nature of the Board of Directors, thus preserving the benefits of a staggered board. Also, this proposed amendment would not change the authority of the members to elect nominees for our Board of Directors presented at an annual meeting of members.

The proposed amendment further provides:

•

that during the intervals between annual meetings of members, any vacancy occurring in the Board caused by resignation, removal, death or incapacity and any newly created directorships resulting from an increase in the number of directors, will be filled by a majority vote of the directors then in office;

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•	each director chosen to fill a vacancy will hold office for the unexpired term in respect of which such vacancy occurred; and
•	each director chosen to fill a newly created directorship will hold office until the next election of the class for which such director shall have been chosen.

The Board has adopted resolutions proposing and recommending the amendment of Section 5.2 of our Operating Agreement to allow the board of directors to increase or decrease the number of directors, so long as such number is not less than three, subject to member approval of this proposal. The Board has separately proposed to repeal other provisions of our Operating Agreement, as discussed below in “Proposal 3: Amendment of East Fork’s Operating Agreement to Remove the Requirement of Unanimous Membership Approval to File for Bankruptcy Relief.” The amendments to our Operating Agreement (and other related excerpts) proposed under this Proposal 2 and Proposal 3 are set forth in Exhibit A, with deletions indicated by strikeout and additions indicated by underline, and reflecting conforming and other updating changes in our Operating Agreement that will be made to the extent members approve the amendments. The current provisions and proposed amendment described above are qualified in their entirety by reference to the actual text of the proposed amendment as set forth in Exhibit A (and other related excerpts) and our current Operating Agreement, which can be found at www.eastforkbiodiesel.com by clicking on “Governance.”

Vote Necessary to Approve the Amendment and Effectiveness

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of Proposal 2. Units present at the meeting and voting “abstain” effectively count as votes against the amendment. If Proposal 2 is approved, the amendment to our Operating Agreement will become effective immediately.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to amend East Fork’s Operating Agreement to allow the Board of Directors to increase or decrease the number of directors.

PROPOSAL 3 – AMENDMENT TO EAST FORK’S OPERATING AGREEMENT TO
REMOVE THE REQUIREMENT OF UNANIMOUS MEMBERSHIP APPROVAL
TO FILE FOR BANKRUPTCY RELIEF

Our Board, in its continuing review of corporate governance matters, has concluded that it is in the best interests of East Fork to amend our Operating Agreement to remove the requirement of unanimous membership approval to file for bankruptcy relief for East Fork.

Purpose and Effects of the Proposed Amendment

Section 5.6(a)(iv) of our Operating Agreement currently restricts the Board from voluntarily taking any action that would cause a bankruptcy of East Fork without the unanimous consent of our members. Our current Operating Agreement can be found at www.eastforkbiodiesel.com by clicking on “Governance.” The current Board has no present intention to cause East Fork to file a bankruptcy petition. On June 16, 2008, as reported in East Fork’s Form 8-K Current Report filed on June 23, 2008, we entered into restructuring agreements (Loan Restructuring Agreements) with our principal lender, Farm Credit Services of America, FLCA (Farm Credit).  Soybean oil market prices and biodiesel prices currently offer an opportunity to operate our plant at a positive margin over variable costs, and therefore recover a portion of our fixed costs,   if we had sufficient working capital.  We are currently unable to operate the plant given our inability to obtain working capital financing.  Based upon late-July 2008 commodity prices, we estimate the need for $50,000,000 in working capital financing to operate the plant optimally at its full capacity.  If working capital financing of a lesser amount were obtained, the plant could be operated at less than full capacity.  Previously, we had a $12,000,000 Revolving Loan with Farm Credit to fund purchases of soybean oil and other raw materials in periods where the plant could operate profitably. We were not, however, able to come to terms with Farm Credit to permit us draw funds against the Revolving Loan.  As a result, our

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access to the $12,000,000 unused balance under the Revolving Loan for working capital has been terminated under our Loan Restructuring Agreements with Farm Credit.  Because high refined soybean oil prices and an unfavorable market price for biodiesel have not allowed us to operate the plant profitably, we are not able to produce and sell our products. Without access to replacement working capital financing, we have been unable to secure the cash we require to purchase soybean oil. Bankruptcy may be an option that has to be considered by the Board in the future if market conditions continue to preclude profitable operations or we are unable to obtain working capital financing.

The effect of this amendment would be to give the Board, rather than the members acting only by unanimous vote, the authority to take East Fork into bankruptcy. If a bankruptcy petition became an appropriate remedy to preserve and protect East Fork, our Board believes it would be virtually impossible to obtain unanimous consent of our more than 1,700 members to any action related to East Fork’s bankruptcy. Our Board believes the decision to file a bankruptcy petition is a decision which usually and properly falls within the authority of the Board and the requirement to obtain unanimous member consent to this action unduly hampers the ability of the Board to operate East Fork in a business-like fashion. The Board also believes that it is in the best interest of East Fork and its members that the Board be able to seek the protection afforded under the federal bankruptcy laws if necessary to protect the assets or business of East Fork from oppressive or adverse claims or actions of third parties, including claims of creditors of East Fork.

If approved, the filing of a bankruptcy petition would be permitted by approval of a majority of the Board of Directors. This amendment would not modify the limited liability of any member or alter the membership economic interest of any member.

The Board has adopted resolutions proposing and recommending the amendment to our Operating Agreement to remove the existing requirement of unanimous membership approval to file for bankruptcy relief. The Board has separately proposed to repeal other provisions of the Operating Agreement, as discussed above in “Proposal 2: Amendment of East Fork’s Operating Agreement to Allow the Board of Directors to Increase or Decrease the Number of Directors.” The amendments to our Operating Agreement (and other related excerpts) under Proposal 2 and this Proposal 3 are set forth in Exhibit A, with deletions indicated by strikeout and additions indicated by underline, and reflecting conforming changes and updating changes in our Operating Agreement that will be made to the extent members approve the amendments. The current provisions and proposed amendment described above are qualified in their entirety by reference to the actual text of the proposed amendment as set forth in Exhibit A (and other related excerpts) and our current Operating Agreement, which can be found at www.eastforkbiodiesel.com by clicking on “Governance.”

Vote Necessary to Approve the Amendment and Effectiveness

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of Proposal 3. Units present at the meeting and voting “abstain” effectively count as votes against the amendment. If Proposal 3 is approved, the amendment to our Operating Agreement will become effective immediately.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to amend East Fork’s Operating Agreement to remove the existing requirement of unanimous membership approval to file for bankruptcy relief.

PROPOSAL 4 – APPROVE AN INCREASE IN EAST FORK’S
AUTHORIZED MEMBERSHIP UNITS

Our Board has concluded that it is in the best interests of East Fork to increase the number of authorized membership units the Board may issue from 50,000 units to 200,000 units and to request member approval of that action. To that end, our Board approved the following resolution:

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RESOLVED, that the members of East Fork Biodiesel, LLC approve an increase in East Fork’s authorized units to an aggregate of 200,000 membership units.

Purpose and Effects of Proposal 4

Section  5.6(b)(iv) of our current  Operating  Agreement  provides that the directors "shall not have the authority  to, and they  covenant and agree that they shall not cause the Company to,  without the consent of a majority of the Membership  Voting  Interests:" issue more than 50,000 units. Our current Operating Agreement can be found at www.eastforkbiodiesel.com by clicking on “Governance.” The aggregate number of East  Fork's  issued  and  outstanding  units as of June 30,  2008 is  49,159.  Thus,  the  Board  has the authority  to issue only 841 units.  The effect of this  resolution  is to permit the Board,  from time to time,  to issue an  additional  150,000  units over its current  authority as  reflected in the  following chart.

Number of Membership Units that are:	Currently	After giving effect to Proposal No. 4

Currently Authorized	50,000	200,000
Currently Outstanding	49,159	49,159
Available for Issuance	841	150,841

As noted below, the Board is seeking member approval to remove the existing $1,000 per unit minimum purchase price of authorized but unissued units. See “Proposal 5: Approve the Issuance of Authorized Membership Units Without a Minimum Purchase Price per Unit.”

The amount of unused authority to issue units represents a significant limitation in authorized but unissued units available for future corporate purposes. Our Board has no definitive plans, understandings or agreements to issue additional units for any particular purpose. The Board believes that it would be in the best interest of East Fork and its members to increase the amount of authorized but unissued units for issuance, from time to time, in the discretion of our Board, for such purposes as our Board may determine, without further member approval (except as may be required for a particular transaction by applicable law or the requirements of regulatory agencies). These purposes may include, among other things, issuance of additional units for general corporate purposes, including repayment or refinancing of bank debt, working capital, capital expenditures, such as to adapt the plant to utilize alternative feedstock, to effect unit splits or unit distributions and other bona fide business purposes within the limitations of Iowa law, subject to conditions of existing loan agreements.

Our Board believes that an increase in the authorized number of membership units will give us added flexibility to act in the future with respect to these purposes without the delay and expense of member action each time an opportunity requiring the issuance of membership units may arise.

The additional units to be authorized will become part of the existing class of units, and the resolution would not affect the terms of the outstanding units or the rights of the holders of the units. However, the issuance of additional units, other than in connection with a units split or unit distribution, may, among other things, have a dilutive effect on members’ percentage ownership, earnings per unit and voting rights of current holders of units. The issuance of additional units, or the perception that additional units may be issued, may also adversely affect the market price of East Fork’s units.

In addition, although the Board is not recommending the increase in the authorized units with the intent that it be utilized as a type of anti-takeover device, greatly increasing the amount of the authorized units can be used as a takeover defense against hostile takeovers. For example, without further member approval, the Board could strategically sell units in a private transaction to purchasers who would oppose a takeover or favor the current Board to prevent a change in control. The issuance of a significant amount of additional units would effectively dilute the voting power of the other outstanding units and increase the potential cost to acquire control of East Fork. However, this proposal is not part of any present plan to adopt a series of amendments having an anti-takeover effect, as our Board does not intend to propose anti-takeover measures in future proxy solicitations.

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Although the Board is motivated by business and financial considerations in proposing this resolution, and not by the threat of any attempt to accumulate units or otherwise gain control of East Fork (and the Board is not currently aware of any such attempts), approval of the resolution could facilitate the Board’s ability to deter or prevent changes of control in the future, including transactions in which the members might otherwise receive a premium for their units over then-current market prices or benefit in some other manner.

Description of Membership Units

Ownership rights in East Fork are evidenced by membership units. There is only one class of membership units. Any newly authorized membership units subsequently issued for general company purposes would have the same rights as the membership units currently authorized and issued to members of East Fork.

Each membership unit represents a pro rata ownership interest in East Fork’s capital, profits, losses and distributions, if and when declared by our Board, and the right to vote and participate in our management as provided in our Operating Agreement.  Our Operating Agreement can be found at www.eastforkbiodiesel.com by clicking on “Governance.”

Members do not have conversion, preemptive or other subscription rights, and there are no sinking fund provisions with respect to the membership units. Therefore, if we decide to issue additional membership units in the future, we could do so without first offering the additional membership units to our members, which may dilute each member’s percentage of the total membership interests in East Fork.

Vote Necessary to Approve the Amendment and Effectiveness

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of Proposal 4. Units present at the meeting and voting “abstain” effectively count as votes against the amendment. If Proposal 4 is approved, the increase in our authorized units will become effective immediately.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to approve an increase in East Fork’s authorized membership units.

PROPOSAL 5 – APPROVE THE ISSUANCE OF AUTHORIZED MEMBERSHIP UNITS WITHOUT A MINIMUM PURCHASE PRICE PER UNIT

Our Board has concluded that it is in the best interests of our members to authorize the issuance by the Board of authorized but unissued units without a minimum purchase price per unit and to request member approval of that action. To that end, the Board has adopted the following resolution:

RESOLVED, that the members of East Fork Biodiesel, LLC authorize the issuance of authorized but unissued units without a minimum purchase price per unit, but at such price as the Board shall determine in its discretion.

Purpose and Effects of Proposal 5

Section  5.6(b)(iii) of our current Operating  Agreement  provides that the directors “shall not have the authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership  Voting  Interests:”  issue  authorized  but unissued  units at a purchase price of less than $1,000 per unit.  Our current Operating Agreement can be found at www.eastforkbiodiesel.com by clicking on “Governance.”

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This  restriction  hampers the  Board's  ability to  competitively  offer  units to  prospective  investors. Furthermore,  in the best judgment of the Board, the minimum purchase price does not bear any rational  relation to the  current  fair  market  value of our  units.  Providing  the Board  with the  additional  flexibility  to issue authorized but unissued units without a minimum  purchase price,  but at such price as the Board shall determine in its discretion,  will be  beneficial  to East Fork in  attracting  new  capital in this  difficult  operating  and borrowing market.

As noted above, the Board has requested member approval to increase the number of East Fork’s membership units that the Board is authorized to issue from 50,000 units to 200,000 units. See “Proposal 4: Approve an Increase in East Fork’s Authorized Membership Units.”

In the first calendar quarter of 2006, we sold:

•	200 of our membership units to our founding members at a price of $250 per unit and received a total of $50,000;

•	1,553 of our membership units to three of our founding members and 19 additional members at a price of $333 per unit and received a total of $517,666; and

•
7,015 of our membership units to our seed capital members at a price of $500 per unit and received a total of $3,507,500. These units were issued under a private placement memorandum in which we offered a maximum of 10,000 units at an offering price of $500 per unit for a total offering of $5,000,000. On March 31, 2006 the private placement memorandum for the seed capital offering was closed and the seed capital subscription agreements from the seed capital were accepted and approved.

On June 22, 2006, we conducted our primary capital offering. This offering was amended to increase the offering size on September 7, 2006. We registered a minimum of 31,000 membership units and a maximum of 40,000 membership units at an offering price of $1,000 per unit. On October 16, 2006 we accepted 34,294 membership units at a sale price of $1,000 per unit. There were six additional closings occurring on various dates between November 20, 2006 and June 15, 2007 in which subscription for an additional 4,047 membership units were accepted at $1,000 per unit. From our sales of membership units we received total aggregate proceeds of approximately $38,341,000.

On October 16, 2006 our Board of Directors issued 50 units valued at $1,000 per unit to Ag Visions Enterprises, LLC (Ag Visions), in lieu of cash payment of $50,000 for consulting services we received from Ag Visions.

On April 29, 2008, our Board of Directors issued 2,000 units valued at $1,000 per unit to REG Ventures, LLC in lieu of cash payment for $2,000,000 for construction services we received from REG Construction Services, LLC under our Design-Build Agreement dated October 10, 2006. Our Board determined the $1,000 per unit price was consistent with our June 22, 2006 Iowa registered offering of membership units (amended September 7, 2006) at a sale price of $1,000 per unit.

Vote Necessary to Approve the Amendment and Effectiveness

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of Proposal 5. Units present at the meeting and voting “abstain” effectively count as votes against the amendment. If Proposal 5 is approved, the amended purchase price of authorized, but unissued units will become effective immediately.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to approve the issuance of authorized, but unissued units, without a minimum purchase price per unit.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS Since our inception, we have engaged in transactions with the following related parties:

•
we paid KMC Consultants LTD., owned by our principal executive officer, chairman and one of our directors, Mr. Clark, during 2007, $72,228 for Mr. Clark’s consulting services. For 2008 through June 30, 2008, we paid KMC Consultants LTD. $18,000 for Mr. Clark’s consulting services. See “Executive Compensation”, above;

•
we paid Mr. Mechler, our Treasurer and one of our directors and member of the Compensation Committee, a cash bonus of $2,000 during 2007 in recognition of his services during the start-up of our operation consulting services. See “Executive Compensation”, above;

•

we paid Mr. Muller, a director of East Fork and a member of the Compensation Committee, during 2007, a cash bonus of $17,500 for providing management and oversight during our start-up of operations provided to us in 2006 and paid in 2007, prior to our hiring full-time managers. On January 11, 2007, we entered into an agreement with Mr. Muller to serve as our owner’s representative during certain phases of construction of our plant. The agreement provides for compensation of $40 per hour while providing such services to us, as well as reasonable travel expenses. During 2007 Mr. Muller received $1,320 in compensation under this agreement. See “Compensation of Non-Employee Directors”, above;

•
we paid to Messrs. Kohlhaas, Kramer and Ulrich, certain of our directors, cash bonuses during 2007 in recognition of their services during the start-up of our operation. See “Compensation of Non-Employee Directors”, above;

•
we entered into an agreement with Mr. Kramer, one of our directors, to assist us with the bidding and contracting with our natural gas pipeline builder and management firm. During 2007 Mr. Kramer did not receive any compensation under this agreement. See “Compensation of Non-Employee Directors”, above;

•
our director, Mr. Meyer, served as a director of Western Iowa Energy, LLC, a competitor of ours, from August 2003 to March 2007, when his term expired (Mr. Meyer was elected as one of our directors on January 26, 2006);

•
we issued 50 units to Ag Visions Enterprises, LLC (“Ag Visions”) on October 16, 2006 in lieu of cash payment of $50,000 for consulting services, including assistance with startup of our operations and raising equity capital, we received from Ag Visions under our consulting agreement with Ag Visions. Also, between March 2006 and April 2007, we paid Ag Vision a total of $175,059 in cash compensation for consulting services rendered under the consulting agreement; and

•
For 2008, on April 29, 2008, in connection with an individual compensation arrangement, our Board authorized the issuance of 2,000 units valued at $1,000 per unit to REG Ventures, LLC in lieu of cash payment of $2,000,000 for construction services East Fork received from REG Construction Services under our Design-Build Agreement dated October 10, 2007. Our Board determined the $1,000 per unit price was consistent with our June 22, 2006 Iowa registered offering of membership units (amended September 7, 2006) at a sale price of $1,000 per unit.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF
 DIRECTORS REGARDING ANNUAL FINANCIAL STATEMENTS

The Board acted as the audit committee for the fiscal year ended  September 30, 2007 (Audit Committee). The Audit Committee was appointed in October 2008, and first met in January 2008.

The Audit  Committee has reviewed East Fork's  financial  reporting  process.  Management  has the primary responsibility  for  the  financial  statements  and  the  reporting  process. East  Fork's  independent registered  accounting  firm is  responsible  for  expressing an opinion on the  conformity of the audited financial  statements to U.S. generally accepted accounting  principles.  The Audit Committee reviewed and discussed with  management  East Fork's audited  financial  statements as of and for the fiscal year ended September 30,  2007.  The Audit  Committee has discussed  with  McGladrey & Pullen,  LLP, its  independent registered  accounting  firm,  the matters  required to be discussed  by  Statement on Auditing  Standards No. 61  Communication with audit committees,  as amended,  by the Auditing Standards Board of the American Institute of  Certified  Public  Accountants.  The Audit  Committee  has received and reviewed the written disclosures  and the letter to  management  from  McGladrey  & Pullen,  LLP as  required  by  Independence Standards Board Standard No. 1, and has discussed with the independent  registered  public accounting firm their  independence.  The Audit Committee has

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considered  whether the provision of services by McGladrey & Pullen, LLP not related to the audit of the financial  statements  referred to above and to the reviews of the interim financial  statements  included in East Fork's Annual Report to Members are  compatible  with maintaining McGladrey & Pullen, LLP’s independence.

Based on the reviews and discussions  referred to above, the Audit Committee determined that the audited financial  statements  referred  to above be included in the Annual  Report to Members  accompanying  this proxy statement for the fiscal year ended September 30, 2007.

Audit Committee
Lennon Brandt
Kenneth M. Clark
Michael L. Duffy
Michael Kohlhaas
Allen A. Kramer
Jack W. Limbaugh, Jr.
Akshay Mahadevia
Dale W. Mechler
James A. Meyer
Daniel J. Muller
Larry Sterk
Dean Ulrich

Independent Registered Public Accounting Firm

McGladrey & Pullen, LLP was designated by the Audit Committee to audit the consolidated financial statements of East Fork for the years ended September 30, 2006 and 2007. A representative of McGladrey & Pullen, LLP is expected to be present at the annual meeting of members, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Christianson & Associates, PLLP, Certified Public Accountants (“Christianson”), was our independent auditor since our inception through March 31, 2006. Christianson’s reports on our financial statements have not contained any adverse opinion, disclaimer of opinion or modification. The decision to change auditors and dismiss Christianson was approved by our Board of Directors. There were no disagreements with Christianson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which, if not resolved to the former account’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. A copy of this disclosure has been provided to Christianson and we have received a response that Christianson agrees with this disclosure. McGladrey has been our independent registered public accounting firm since March 31, 2006.

Audit Fees

For 2007 and 2006, McGladrey & Pullen, LLP and its affiliate, RSM McGladrey, Inc. (collectively McGladrey) performed the following professional services and received fees in the amounts indicated:

	2007	2006

Audit(1)	$34,797	$5,000
Audit-Related(2)	5,330	0
Tax	11,904	0
All Other

Total	$52,031	$5,000

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(1)	Audit fees include review of regulatory filings and quarterly financial statements and research and consultation related financial statements and to such filings.

(2)	Audit-related fees were paid for assurance and other services reasonably related to the performance of the audit of the financial statements that are not reported under “Audit Fees.”

Prior to engagement of our independent registered public accounting firm to perform audit services for East Fork, such firm was pre-approved by the board of directors, acting as the audit committee.

One hundred percent (100%) of all audit services, audit-related services and tax services were pre-approved by our board of directors.

The Audit Committee has selected McGladrey as its independent registered public accountants for purposes of auditing the Financial Statements of East Fork for the year ending September 30, 2008.

The Report of the  Audit Committee set forth above shall not be deemed to be incorporated by reference into any filing made by East Fork under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent East Fork incorporates such Report by specific reference.

MEMBER PROPOSALS FOR 2009 ANNUAL MEETING

With the completion of our registration under Section 12(g) of the Exchange Act and restructuring agreement with our principal lender, Farm Credit Services of America, FLCA, our Board intends to return to a March annual meeting date and has set the 2009 Annual Meeting date for March 20, 2009 at our plant in Algona, Iowa. Members interested in submitting a proposal for inclusion in the proxy materials at the 2009 Annual Meeting may do so by following the rules prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, member proposals must be received by East Fork’s Corporate Secretary no later than December 1, 2008 at the address shown on the cover of this Proxy Statement, sent by registered, certified or express mail.

Members who want to bring business before the 2009 Annual Meeting of Members, other than through a member proposal in accordance with SEC rules, must notify the Corporate Secretary of East Fork in writing and provide the information required by the provisions of East Fork’s Operating Agreement dealing with member proposals. The notice must be delivered to or mailed and received at the address of East Fork shown on the cover of this Proxy Statement not before December 1, 2008 and not after January 15, 2009. The requirements for such notice are set forth in East Fork’s current Operating Agreement, which can be found at www.eastforkbiodiesel.com by clicking on “Governance.” Also, a copy of our current Operating Agreement may be obtained from the Corporate Secretary at the address of East Fork shown on the cover of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership and reports of changes in that ownership with the SEC. Specific due dates for these reports have been established, and East Fork is required to disclose in its proxy statement any failure to file by these dates in 2007.

However, since our executive officers and directors were not subject to the requirements of Section 16(a) in 2007 because we had not registered our units under Section 12(g) of the Exchange Act, we believe there were no filings applicable to our executive officers and directors during 2007.

OTHER BUSINESS

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the annual meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

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ANNUAL REPORT TO MEMBERS

East Fork’s 2007 Annual Report to Members for the fiscal year ended September 30, 2007, including financial statements, accompanies the mailing of this Proxy Statement to our members of record. The Annual Report to Members does not constitute a part of the proxy soliciting material. A copy of the Annual Report to Members may be obtained at the annual meeting, at our website at www.eastforkbiodiesel.com under “SEC Compliance” or by contacting Darci Probst at East Fork Biodiesel, LLC, 2108 140th Avenue, P.O. Box 21, Algona, IA 50511. We were not required to file an Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007. Each member who is a holder of record or a beneficial owner of membership units in East Fork on July 21, 2008 may obtain a copy of our Form 10 Registration Statement under the Exchange Act free of charge from us at the address listed above or from the SEC’s website at http://www.sec.gov.

OTHER MATTERS

In addition to solicitation by mail, some of our directors, officers and regular employees may, without extra remuneration, solicit proxies personally or by telephone, electronic transmission or facsimile. We may also request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of membership units held of record and will reimburse such persons for their expenses. The cost of the solicitation of proxies will be borne by East Fork. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokerage houses, nominees, custodians and fiduciaries. In addition, the cost will include the reasonable expenses for completing the mailing of such material to such beneficial owners.

FORWARD-LOOKING STATEMENTS - The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Proxy Statement contains information that may be deemed forward-looking and that is based largely on our current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are the ability to make our principal and interest payments and avoid a default under our senior credit agreement if soybean oil and biodiesel prices do not allow us to operate our biodiesel plant profitably, the ability to secure and the cost of working capital financing in light of economic environment of the biodiesel industry and the economic environment in general, changes in interest rates, prices of or demand for diesel fuel, refined soybean oil and other commodity prices, energy costs, shipping costs, available production and management personnel, legislative and regulatory rulings and other results of operations or financial conditions. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this Proxy Statement. East Fork does not publicly undertake to update or revise its forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

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EXHIBIT A

FIRST AMENDED AND RESTATED OPERATING AGREEMENT
OF
EAST FORK BIODIESEL, LLC

          THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the 26th day of ~~January, 2006~~August, 2008, by and among East Fork Biodiesel, LLC, an Iowa limited liability company (the “Company”), each of the Persons identified as Members on attached Exhibit “A,” and any other Persons that may from time-to-time be subsequently admitted as Members of the Company in accordance with the terms of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.

          WHEREAS, the initial Members of the Company desire to form the Company to own, construct, operate, lease, finance and invest in biodiesel production and co-product production facilities; process soybean oil and other feedstocks into biodiesel and related co-products; and market such biodiesel and co-products;

          WHEREAS, the original Operating Agreement was entered into as of January 26, 2006 and was subsequently amended by the Board of Directors and the Members as of May 4, 2006 and the provisions of the Operating Agreement as heretofore amended  are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled “First Amended and Restated Operating Agreement of East Fork Biodiesel, LLC,” without further amendment and without any discrepancy between the provisions of the Operating Agreement as heretofore amended and supplemented and the provisions of such single instrument as hereinafter set forth.

      ...

ARTICLE I. THE COMPANY

...

1.3     Purposes; Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in biodiesel production and co-product production facilities; (ii) process soybean oil and other feedstocks into biodiesel and related co-products, and market such biodiesel and co-products; and (iii) engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Article V of this Agreement.

...

1.6     Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Iowa. The name and address of the Company’s ~~initial~~ Registered Agent is Edmund H. Carroll, Lane & Waterman LLP, 220 N. Main Street, Suite 600, Davenport, IA 52801~~shall be Harold N. Schneebeck, 666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309~~.

...

1.10     Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

(a)      “Act” means the Iowa Limited Liability Company Act, Chapter 490A, Code of Iowa (2005), as amended from time to time, or any corresponding provisions of any succeeding law.

(b)      “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.04-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4),

1

1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)     “Affiliate” means, with respect to any Person or entity: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, members, or persons exercising similar authority with respect to such Person or entities.

(d)     “Agreement” means the Company’s Operating Agreement, as amended from time to time.

...

(j)     “Company” means East Fork Biodiesel, LLC, an Iowa limited liability company.

...

(n)      “Director” means any Person who: (i) is elected as a Director pursuant to Article V of this Agreement or who has otherwise become a Director pursuant to the terms of this Agreement; and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

...

(x)     “Member” means any Person: (i) whose name is set forth as such on Exhibit “A” initially attached hereto or as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement. “Members” means all such Persons.

...

(aa)     “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or as required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to One (1) vote for each Unit registered in the name of such Member as shown in the Unit Holder Register.

...

(ii)     “Property” means all real and personal property acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.

(pp)     “Unit” means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement.

...

ARTICLE V. MANAGEMENT

         ...

5.2     Number of Directors. The Board of Directors shall consist of such number as shall be fixed from time to time by resolution adopted at a meeting of the Members or as may be determined by the Board of Directors as hereinafter provided. The number of Directors shall never be ~~an odd number which cannot be~~ less than t~~T~~hree (3) ~~or more than Thirteen (13)~~.  The Directors shall have power from time to time, and at any time, when the Members as such are not assembled in a meeting, regular or special, to increase or decrease their own number. During the intervals between annual meetings of Members, any vacancy occurring in the Board of Directors

2

caused by resignation, removal, death or incapacity and any newly created directorships resulting from an increase in the number of Directors, shall be filled by a majority vote of the Directors then in office. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among Group I, Group II and Group III as to make all such classes as nearly equal in number as possible. Each Director shall serve until a successor shall have been duly elected and qualified, except in the event of resignation, removal, death or other incapacity. ~~Prior to any action by the Members to change or fix the number of Directors, the number of Directors may be changed from time to time within that variable range by the Directors. Once the Members have taken action to change or fix the number of Directors, the Directors shall no longer have any authority to change the number of Directors from the number last approved by the Members, unless and until such authority is again granted by the Members. The Members may increase or decrease the number of Directors last approved, and may change from a variable range to a fixed number or vice versa, at any annual or special meeting.~~

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5.6     Restrictions on Authority of Directors.

(a)     Notwithstanding any provision in this Agreement to the contrary, the Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)     Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

(ii)     Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement; or

(iii)     Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose.~~; or~~

~~(iv)     Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.~~

(b)      The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)     Merge, consolidate, exchange or otherwise dispose of all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)     Confess a judgment against the Company in an amount in excess of $500,000;

(iii)     Issue Units at a purchase price of less than $1,000.00 per Unit;

(iv)     Issue more than an aggregate of ~~37,500~~50,000 Units; or

(v)     Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

                The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

...

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EAST FORK BIODIESEL, LLC

2008 ANNUAL MEETING OF MEMBERS
TUESDAY, AUGUST 26, 2008
10:00 a.m. Central Time

East Fork Biodiesel Plant
2108 140th Avenue
Algona, IA  50511
Telephone:  (515) 395-8888

PROXY FOR MEMBERSHIP UNITS

This proxy is solicited by the Board of Directors for use at the 2008 Annual Meeting held on August 26, 2008.

The membership units you hold will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 through 6.

By signing the proxy, you revoke all prior proxies and appoint Kenneth M. Clark and James A. Meyer, and each of them, with full power of substitution, to vote your membership units on the matters shown on the reverse side and any other matters that may come before the 2008 Annual Meeting and any postponement or adjournment.

See reverse for voting instructions.

Subscription Agreement #

There are two ways to vote your Proxy

Your facsimile vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY FACSIMILE — (515) 395-8891— QUICK *** EASY *** IMMEDIATE

•	You may return your proxy card to us via facsimile at (515)395-8891 (not a toll free call) to vote your proxy 24 hours a day, 7 days a week, until 9:00 a.m. Central Time on Tuesday, August 26, 2008.

•	If you vote by Facsimile, please do not mail your proxy card.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the pre-stamped envelope we’ve provided addressed to East Fork Biodiesel, LLC, 2108 140th Avenue, P.O. Box 21, Algona, IA 50511. We must receive your proxy card by 9:00 a.m. Central Time on Tuesday, August 26, 2008 for your vote to be counted.

Annual Meeting Proxy Card

A. Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR FACSIMILE AND MAIL VOTING INSTRUCTIONS The Board of Directors recommends a vote FOR the listed nominees:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

1a - Michael L. Kohlhaas	☐	☐	☐	1d - Michael L. Duffy	☐	☐	☐	1g - Lennon Brandt	☐	☐	☐

1b - Jack W. Limbaugh, Jr.	☐	☐	☐	1e - Allen A. Kramer	☐	☐	☐	1h - Kenneth M. Clark	☐	☐	☐

1c – Daniel Muller	☐	☐	☐	1f - Dean Ulrich	☐	☐	☐	1i - James A. Meyer	☐	☐	☐

B. Issues The Board of Directors recommends a vote FOR the following proposals:

		For	Against	Abstain			For	Against	Abstain

2.	Amendment of East Fork’s Operating Agreement to Allow the Board of Directors to Increase or Decrease the Number of Directors	☐	☐	☐	5.	Approve the Issuance of Authorized Membership Units Without a Minimum Purchase Price per Unit	☐	☐	☐

3.	Amendment of East Fork’s Operating Agreement to Remove the Requirement of Unanimous Membership Approval to File for Bankruptcy Relief	☐	☐	☐	6.	To Transact Such Other Business as may Properly Come Before the Annual Meeting or any Postponement or Adjournment Thereof	☐	☐	☐

4.	Approve an Increase in East Fork’s Authorized Membership Units	☐	☐	☐

THIS PROXY when properly executed will be voted as directed or, if no direction is given, will be voted FOR each proposal.

Address Change? Mark Box ☐   Indicate changes below:

C.  Authorized Signatures – Sign Here –  You must sign this section for your instructions to be executed.

Date

Signature(s) in Box

PLEASE SIGN exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.